Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Avenue Therapeutics, Inc.

New York, New York

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 1, 2018, relating to the financial statements of Avenue Therapeutics, Inc., which is incorporated by reference in that Prospectus.

We also consent to the reference to us under the caption “Experts” in the Prospectus.

/s/ BDO USA, LLP

New York, New York

April 13, 2018